SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PracticeWorks, Inc.

Delaware	52-2259090

1765 The Exchange Suite 200 Atlanta, Georgia	30339

If this form relates to the registration
of a class of securities pursuant to
Section 12(b) of the Exchange Act
and Is effective pursuant to General
Instruction A.(c), please check the
following box. [    ]

If this form relates to the registration
of a class of securities pursuant to
Section 12(g) of the Exchange Act
and is effective pursuant to General
Instruction A.(d), please check the
following box. [ X ]

Securities Act registration statement file number to which this ______________
form relates:	(if applicable)

Securities to be registered pursuant to Section 12(b) of the Act: None

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Securities to be registered pursuant to Section 12(g) of the Act:
Series B Convertible Preferred Stock, par value $0.01 per share

Item 1. Description of Registrant’s Securities to be Registered.

Incorporated by reference to the section entitled “Description of Capital Stock of PracticeWorks – PracticeWorks Series B Convertible Redeemable Preferred Stock Issuable to Medical Dynamics Stockholders” in the Company’s Registration Statement on Form S-4, as amended, (Commission File No. 333-49712-01) (the “Registration Statement”) filed with the Securities and Exchange Commission on June 18, 2001.

Item 2. Exhibits.

1.

Certificate of Incorporation of PracticeWorks, Inc. (incorporated herein by reference to Exhibit 3.1 to the PracticeWorks, Inc., Registration Statement on Form 10, filed with the Commission on August 22, 2000).

2.	Bylaws of PracticeWorks, Inc. (incorporated herein by reference to Exhibit 3.2 to the PracticeWorks, Inc., Registration Statement on Form 10, filed with the Commission on August 22, 2000).

3.

Certificate of Designation, Powers, Preferences and Rights of the Series B Convertible Preferred Stock of PracticeWorks, Inc., issued to the stockholders of Medical Dynamics, Inc. (incorporated herein by reference to Exhibit 3.2(b) to PracticeWork’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

PRACTICEWORKS, INC.

By:	/s/ James A. Cochran

James A. Cochran Senior Vice President, Chief Financial Officer

Dated: July 15, 2002

Exhibits

Exhibits.

1.

Certificate of Incorporation of PracticeWorks, Inc. (incorporated herein by reference to Exhibit 3.1 to the PracticeWorks, Inc., Registration Statement on Form 10, filed with the Commission on August 22, 2000).

2.	Bylaws of PracticeWorks, Inc. (incorporated herein by reference to Exhibit 3.2 to the PracticeWorks, Inc., Registration Statement on Form 10, filed with the Commission on August 22, 2000).

3.

Certificate of Designation, Powers, Preferences and Rights of the Series B Convertible Preferred Stock of PracticeWorks, Inc., issued to the stockholders of Medical Dynamics, Inc. (incorporated herein by reference to Exhibit 3.2(b) to PracticeWork’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001).

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